UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Securitization Transaction

On December 19, 2012, Hercules Technology Growth Capital, Inc. (the “Company”) completed a $230,681,409 term debt securitization in connection with which an affiliate of the Company made an offering of $129,300,000 in aggregate principal amount of fixed-rate asset-backed notes (the “Notes”), which Notes were rated A2(sf) by Moody’s Investors Service, Inc. The Notes were issued by Hercules Capital Funding Trust 2012-1 pursuant to a note purchase agreement, dated as of December 12, 2012, by and among the Company, Hercules Capital Funding 2012-1 LLC, as Trust Depositor (the “Trust Depositor”), Hercules Capital Funding Trust 2012-1, as Issuer (the “Issuer”), and Guggenheim Securities, LLC, as Initial Purchaser, and are backed by a pool of senior loans made to certain portfolio companies of the Company and secured by certain assets of those portfolio companies and are to be serviced by the Company. Interest on the Notes will be paid, to the extent of funds available, at a fixed rate of 3.32% per annum. The Notes have a stated maturity of December 16, 2017.

As part of this transaction, the Company entered into a sale and contribution agreement with the Trust Depositor under which the Company has agreed to sell or has contributed to the Trust Depositor certain senior loans made to certain portfolio companies of the Company (the “Loans”). The Company has made customary representations, warranties and covenants in the sale and contribution agreement with respect to the Loans as of the date of their transfer to the Trust Depositor.

In connection with the issuance and sale of the Notes, the Company has made customary representations, warranties and covenants in the note purchase agreement. The Notes are secured obligations of the Issuer and are non-recourse to the Company. The Issuer also entered into an indenture governing the Notes, which indenture includes customary representations, warranties and covenants. The Notes were sold without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act and to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who in each case, are “qualified purchasers” for purposes of Section 3(c)(7) under the Investment Company Act of 1940, as amended. In addition, the Trust Depositor entered into an amended and restated trust agreement, which includes customary representation, warranties and covenants.

The Loans will be serviced by the Company pursuant to a sale and servicing agreement, which contains customary representations, warranties and covenants. The Company will perform certain servicing and administrative functions with respect to the Loans. The Company will be entitled to receive a monthly fee from the Issuer for servicing the Loans. This servicing fee will equal the product of one-twelfth (or in the case of the first payment date, a fraction equal to the number of days from and including December 5, 2012 through and including January 15, 2013 over 360) of 2.00% and the aggregate outstanding principal balance of the Loans, excluding all defaulted Loans and all purchased Loans, as of the first day of the related collection period (the period from the 5th day of the immediately preceding calendar month through the 4th day of the calendar month in which a payment date occurs, and for the first payment date, the period from and including December 5, 2012, to the close of business on January 4, 2013).

The Company will also serve as administrator to the Issuer under an administration agreement, which includes customary representations, warranties and covenants.

The foregoing descriptions of the sale and servicing agreement, the sale and contribution agreement, the note purchase agreement, the administration agreement, the indenture and the amended and restated trust agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the sale and servicing agreement, the sale and contribution agreement, the note purchase agreement, the administration agreement, the indenture and the amended and restated trust agreement filed with this report as Exhibits 10.1, 10.2, 10.3, 10.4, 4.1 and 4.2, respectively, and which are incorporated herein by reference.

Union Bank Amendment

On December 17, 2012, the Company amended its revolving senior secured credit facility (the “Credit Facility”) pursuant to a third amendment to amended and restated loan and security agreement (the “Third Amendment”) with Union Bank, N.A. (“Union Bank”) and Royal Bank of Canada (“RBC”) to remove RBC from the Credit Facility. After giving effect to the Third Amendment, Union Bank continues to hold a commitment to make loans of up to $30,000,000 to the Company. Following the removal of RBC, the Credit Facility consists solely of Union Bank’s commitment of $30,000,000. In connection with the Third Amendment, the maximum availability under the Credit Facility, subject to a borrowing base, was reduced from $55,000,000 to $30,000,000. The Credit Facility contains an accordion feature, in which the Company could increase the credit line by up to $95,000,000 in the aggregate, funded by commitments from additional lenders and with the agreement of Union Bank and subject to other customary conditions. There can be no assurances that additional lenders will join the Credit Facility.

Other than the foregoing amendments, the terms of the Credit Facility remain the same. Borrowings under the Credit Facility will generally bear interest at a rate per annum equal to LIBOR plus 2.25%, subject to a floor of 4.0%. The Credit Facility requires the payment of a non-use fee of 0.50% annually. The Credit Facility is collateralized by debt investments in the Company’s portfolio companies placed in the collateral pool by the Company, and includes an advance rate equal to 50.0% of eligible loans placed in the collateral pool by the Company. The Credit Facility generally requires payment of interest on a monthly basis. All outstanding principal is due upon maturity. The maturity date of the Credit Facility is November 1, 2014.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the amended and restated loan and security agreement, as amended by the first amendment to amended and restated loan and security agreement dated as of March 30, 2012, the second amendment to amended and restated loan and security agreement dated as of September 17, 2012 and the Third Amendment, incorporated herein by reference. The full text of the Third Amendment is attached hereto as Exhibit 10.5.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Document

4.1	Indenture, dated as of December 19, 2012, by and among Hercules Capital Funding Trust 2012-1, as Issuer, and U.S. Bank National Association, as Trustee. Filed herewith.

4.2	Amended and Restated Trust Agreement, dated as of December 19, 2012, by and among Hercules Capital Funding 2012-1 LLC, as Trust Depositor, and Wilmington Trust, National Association, as Owner Trustee. Filed herewith.

10.1	Sale and Servicing Agreement, dated as of December 19, 2012, by and among Hercules Capital Funding Trust 2012-1, as Issuer, the Company, as Seller and Servicer, Hercules Capital Funding 2012-1 LLC, as Trust Depositor, and U.S. Bank National Association, as Trustee, Backup Servicer, Custodian and Securities Intermediary. Filed herewith.

10.2	Sale and Contribution Agreement, dated as of December 19, 2012, by and among the Company, as Seller and Hercules Capital Funding 2012-1 LLC, as Trust Depositor. Filed herewith.

10.3	Note Purchase Agreement dated as of December 12, 2012 among the Company, Hercules Capital Funding 2012-1 LLC, as Trust Depositor, Hercules Capital Funding Trust 2012-1, as Issuer, and Guggenheim Securities, LLC, as Initial Purchaser. Filed herewith.

10.4	Administration Agreement dated December 19, 2012 among the Company, as Administrator, Hercules Capital Funding Trust 2012-1, as Issuer, Wilmington Trust National Association, as Owner Trustee, and U.S. Bank National Association, as Trustee. Filed herewith.

10.5	Third Amendment to the Amended and Restated Loan and Security Agreement, dated as of December 17, 2012, between the Company, as Borrower, Royal Bank of Canada, as a Lender and Union Bank, N.A. as a Lender and as Agent. Filed herewith.

99.1	Press Release, dated December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

December 20, 2012

	By:	/s/ Jessica Baron
Jessica Baron
Chief Financial Officer